CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-3 of our report dated March 26, 2007 relating to the consolidated financial statements and financial statement schedule of Terabeam, Inc., which report appears in the December 31, 2006 annual report on Form 10-K of Terabeam, Inc. incorporated in this Registration Statement by reference.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Fitzgerald, Snyder & Co., P.C.

McLean, Virginia
August 17, 2007